Exhibit 10.7(a)

June 9, 2006

Mr. Charles Rigg

General Counsel and Vice President

Maxim Integrated Products, Inc.

120 San Gabriel Drive

Sunnyvale, CA 94086

Re:	Consent to Acceleration of Payout of Amounts Deferred at December 31, 2004 under my Deferred Compensation Agreement

Dear Chuck:

Pursuant to Section 8 of the Deferred Compensation Agreement between myself and Maxim Integrated Products, Inc. (“Maxim”), the Board of Directors approved the acceleration of payments of amounts deferred by me under the Deferred Compensation Agreement at December 31, 2004 pursuant to the schedule attached hereto as Exhibit A. I had the opportunity to discuss the effects of this distribution with my tax advisor.

I hereby consent to accelerate the payment to me of my account balance under the Deferred Compensation Agreement as of December 31, 2004, and any earnings thereon, pursuant to the schedule attached hereto as Exhibit A. I further understand that undistributed amounts shall continue to earn interest at the rate specified in Section 2(b) of the Deferred Compensation Agreement until paid and I consent to having any accrued interest attributable to my December 31, 2004 account balance included in my final installment payment on March 18 2010.

Very truly yours,

John F. Gifford

120 San Gabriel Dr., Sunnyvale, CA 94086 Phone (408) 470-5606 Fax (408) 331-1473

Exhibit A

Payout Date: Amount	Payout Date: Amount

120 San Gabriel Dr., Sunnyvale, CA 94086 Phone (408) 470-5606 Fax (408) 331-1473